EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, made and entered into as of the 31st day of January, 1996 by and between WATSCO, INC., a Florida corporation (hereinafter called the "Company") and ALBERT H. NAHMAD (hereinafter called "Employee").

                              W I T N E S S E T H:

         WHEREAS, the parties desire to execute an Employment Agreement to contain the terms of the employment of the Employee by the Company,

         NOW, THEREFORE, for good and valuable consideration the parties agree as follows:

         1.    EMPLOYMENT TERM

               The Company agrees to continue the employment of the Employee as President and Chairman of the Board of the Company for the period commencing February 1, 1996 and ending January 31, 1999. This contract shall, each January 31, automatically extend one year from its then expiration date unless the Compensation Committee shall have notified the Employee to the contrary in writing prior to that date.

         2.    DUTIES

               The Company hereby employs Employee as President and Chairman of the Board of the Company and Employee hereby accepts the employment and agrees to devote substantially all of his business time and attention and best efforts to the performance of his duties hereunder which shall include such duties, authority and responsibility on behalf of the Company as are customary for such positions and as may from time to time be assigned to him by the Board of Directors of the Company. The Employee may serve as a Director or in other capacities with other companies as long as it does not affect his ability to devote substantially all of his business time and attention to the Company.

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         3.    EXTENT OF SERVICE

               Employee shall assume and perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Company. Employee, while employed by the Company shall not, at any time during the term of this Agreement become interested directly or indirectly in any manner with any business competitive with or similar to the business of the Company.

         4.    BASE COMPENSATION

               The Company agrees to pay to Employee and Employee agrees to accept from the Company a salary at the annual rate of not less than Four Hundred and Eighty Thousand ($480,000) Dollars, payable in bi-weekly or monthly installments.

         5.    ADDITIONAL COMPENSATION

               For his leadership of the Company to its recent outstanding growth in value, on January 2, 1997 the Employee shall be awarded $450,000 of additional compensation provided he does not voluntarily leave employment of the Company before that date.

               For the year ended December 31, 1996 and for all subsequent years during which this agreement is in effect for the entire year, the Employee shall be entitled to the incentive compensation described in Exhibit A.

         6.    EXPENSE REIMBURSEMENT

               Upon submission of proper proof of payment by Employee, the Company will reimburse him for all reasonable expenditures for business travel or entertainment made by him in the course of and pursuant to the business of the Company, and Company shall supply to Employee the use of one (1) automobile and shall pay all fuel, maintenance and insurance costs incident thereto.

         7.    TERMINATION OF EMPLOYMENT

               During the term of this Agreement the Company may at any time terminate the employment of Employee for cause. For the purpose of this Agreement, "cause" shall be defined as any actions of Employee which are in the nature of fraud or willful malfeasance or misfeasance in the performance of the employment duties provided for by this Agreement. Cause shall not include any act or failure to act, whether due to error of judgment or otherwise, where Employee exercised good faith in the exercise of his duties.

         8.    RESTRICTIVE COVENANT

               The parties understand and contemplate that Employee is receiving substantial benefits under this Agreement and that the Company is giving Employee access to information concerning its business operations and that it is, therefore, reposing a high degree of confidence and trust in Employee. In consideration of the foregoing, Employee agrees that during the term of this Agreement and upon termination of his employment with the Company for any reason, he shall not engage in any business, enterprise or employment, whether as owner, operator, stockholder, director, financial backer, creditor, consultant, partner, agent, employee or otherwise, competitive with any business engaged in by the Company or any subsidiary of the Company at the time of termination for a period of two (2) years after termination of employment in the areas in which the Company or any subsidiary are so engaged in such business. This provision, and the provisions of paragraph 3 hereof, shall not prevent the Employee from owning less than 2% of the outstanding stock of a public company which may be in the same or a similar business too that engaged in by the Company, as long as the stock owned by the Employee is publicly traded stock and the interest of the Employee in the public company is solely that of an inactive stockholder. The restrictive covenant contained herein applies even after this Agreement is fully performed and has ended by its own terms.

               Employee agrees that a violation by him of the covenant contained herein will cause irreparable damage to the Company, the amount of which will be almost impossible to ascertain, and for that reason Employee agrees that the Company shall be entitled to an injunction out of any court of competent jurisdiction restraining any violation of such covenant by Employee and such right to injunction shall be cumulative to and in addition to any other remedies of the Company.

         9.    SEVERABILITY

               This Agreement shall be governed by the laws of the State of Florida, and the invalidity of any one or more of the portions contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and in the event that one or more portions contained herein shall be invalid, this instrument shall be construed as if such invalid portions had not been inserted, and if such invalidity shall be caused by the length of time or the size of any area set forth in any part hereof, such period of time or such area, or both, shall be considered to be reduced to a period or area which would cure such invalidity.

         10.   WAIVER

               Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of such right or power hereunder, at any time or times, be deemed a waiver or relinquishment of such right or power at any other time or times.

         11.   BENEFIT

               Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, but not limited to, any corporation which may acquire all or substantially all of the Company's assets and business, or with which the Company may be consolidated or merged, and Employee, his heirs, executors, administrators and legal representatives.

         12.   ENTIRE AGREEMENT

               This Agreement contains the entire agreement between the parties hereto, the same shall not be modified or altered except by another written agreement executed by each of the parties hereto and all prior employment agreements between the parties and all the provisions thereof are hereby terminated and shall be of no further force and effect.

         13.   NOTICES

               Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and shall be deemed served if deposited in the United States Certified Mail, Return Receipt Requested, and addressed as follows:

         TO THE COMPANY:   WATSCO, INC.
                           2665 South Bayshore Drive
                           Coconut Grove, Florida 33133

         TO THE EMPLOYEE:  ALBERT H. NAHMAD
                           2665 South Bayshore Drive
                           Coconut Grove, Florida 33133

or to such other address as the parties may from time to time give notice of to the other party.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 31st day of January, 1996.

                                              WATSCO, INC.

                                              By: /s/ RONALD P. NEWMAN
                                                 -------------------------------
                                                 Ronald P. Newman, Secretary

                                                 /s/ ALBERT H. NAHMAD
                                                 -------------------------------
                                                 ALBERT H. NAHMAD

                                    EXHIBIT A

                                       TO

                              EMPLOYMENT AGREEMENT

                                 INCENTIVE PLAN

I. PURPOSES. The purposes of the Incentive Plan are (i) to establish an annual incentive compensation program for the Company's President and Chief Executive Officer (the "Executive") that awards the Executive for the achievement of objectives and goals established by the Board of Directors (Compensation Committee) which contribute to the success of the Company, thus providing a means for participation by the Executive in such success, and (ii) to afford an incentive to the Executive to contribute his best efforts to promote the success of the Company.

II. DEFINITIONS. The following words and phrases shall have the meaning set forth below whenever used herein:

         A. "COMMON STOCK PRICE" shall mean the reported New York Stock Exchange closing price of the Company's Common Stock on the last day of trading during that year.

         B. "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Company's Board of Directors. The membership of the Compensation Committee shall in all cases be comprised solely of two or more outside directors (within the meaning of Section 162(m)).

         C. "EARNINGS PER SHARE" shall mean the fully diluted earnings per share of the Company as reported in the Company's annual report to shareholders.

         D. "EMPLOYMENT AGREEMENT" shall mean the employment agreement, dated as of January 31, 1996, between the Company and the Executive, as such agreement may be amended or renewed from time to time.

         E. "INCOME BEFORE TAXES" shall mean that amount as reported in the Company's annual report to shareholders.

         F. "NET INCOME" shall mean that amount as reported in the Company's annual report to shareholders.

         G. "PERFORMANCE BASED COMPENSATION" shall mean the compensation paid or payable to the Executive pursuant to Article III of this Incentive Plan.

         H. "SECTION 162(M)" shall mean Section 162(m) (or any successor provision) of the Internal Revenue Code of 1986, as amended, and applicable authority thereunder.

III.     OPERATION OF INCENTIVE PLAN.

         A. ESTABLISHMENT OF PERFORMANCE GOALS. In each year in which the Executive's Employment Agreement is in effect, not later than 90 days after the end of the prior year, the Compensation Committee and the Executive shall agree upon the Performance Based Compensation which the Executive will earn for that year if he achieves the agreed upon incremental goals for increases in any one of more of the following categories: Income Before Taxes, Net Income, Earnings Per Share and Common Stock Price. Such performance goals shall be in writing and become Exhibit A-1 to this Incentive Plan. The performance goals will automatically be adjusted for any increase or decrease in the number of shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.

         B. PAYMENT OF PERFORMANCE BASED COMPENSATION. Performance Based Compensation shall be paid to the Executive as soon after year end as the amount of such compensation can be determined with reasonable certainty and the Compensation Committee has certified that the performance goals have been met.

IV. NON-PERFORMANCE BASED COMPENSATION. It is recognized by the Company that, at times, there may be years in which the Compensation Committee desires to pay the Executive special non-performance based compensation. At such times, the Compensation Committee may award additional non-performance based compensation to the Executive in such amount as it shall desire.

V. TERMINATION OF EMPLOYMENT. The Executive must be employed for the entire year to be entitled to the Performance Based Compensation for such year, unless the Compensation Committee specifically determines that such amounts are to be paid.

VI. ADMINISTRATION. The Incentive Plan shall be administered by the Compensation Committee, which will have the authority and responsibility for (i) interpreting and administering the Incentive Plan, (ii) establishing the performance goals for each year of the Incentive Plan, (iii) determination of Performance Based Compensation and final approval of payments to the Executive, and (iv) payment of prorated awards if, in its judgment, the payment of such awards would be in the best interest of the Company.

VII. AMENDMENT AND TERMINATION. The Compensation Committee shall have the power to amend, modify, suspend or terminate any part of the Incentive Plan at any time; provided, however, that notwithstanding any other provisions of the Incentive Plan, no such amendment or modification shall (i) be effective without the approval of the shareholders of the Company if such shareholder approval is required to preserve the Company's Federal income tax deduction for Performance Based Compensation paid under the Incentive Plan pursuant to the "other performance based compensation" exception in Section 162(m), or (ii) without the consent of the Executive, reduce the right of the Executive to a payment hereunder to which he is entitled with respect to a fiscal year that has ended prior to such amendment, modification, suspension or termination.

VIII. WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under this Incentive Plan any Federal, state or local taxes required by law to be withheld with respect to such payments.

IX. REORGANIZATION OR DISCONTINUANCE. The obligations of the Company under the Incentive Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of the Executive's rights under the Incentive Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         If the business conducted by the Company shall be discontinued, any previously earned and unpaid compensation under the Incentive Plan shall be immediately payable to the Executive.

X. GENERAL PROVISIONS. The general provisions of the Executive's Employment Agreement shall be applicable to this Incentive Plan.

XI. EFFECTIVE DATE. The Incentive Plan is effective initially for the fiscal year ended December 31, 1996, subject to approval by the shareholders of the Company at the annual meeting of shareholders on June 3, 1996, and shall remain in effect as long as the Executive is employed by the Company.

                                   EXHIBIT A-1

            1996 PERFORMANCE GOALS AND PERFORMANCE BASED COMPENSATION

                                                                    PERFORMANCE
                                                                       BASED
                                                                   COMPENSATION
                                                                   ------------
A.  EARNINGS PER SHARE

    For each $.01 increase . . . . . . . . . . . . . . . . . . .     $29,000

B.  INCREASE IN COMMON STOCK PRICE

    For each $.125 increase in per share price of a share of
    Common Stock  . . . . . . . . . . . . . . . . . . . . . . . .     $5,500